EXHIBIT 10.5(b)(iv)
THIRD AMENDMENT TO TRUST AGREEMENT BETWEEN
FIDELITY MANAGEMENT TRUST COMPANY AND
THE SCOTTS COMPANY
     THIS THIRD AMENDMENT, dated as of the first day of July, 1999, by and between Fidelity Management Trust Company (the “Trustee”) and The Scotts Company (the “Sponsor”);
WITNESSETH:
     WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated January 1, 1998, with regard to the The Scotts Company Nonqualified Deferred Compensation Plan (the “Plan”); and
     WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 14 thereof;
     NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:
(1)	Adding a new Section 15, Electronic Services, as follows, and renumbering all subsequent subsections accordingly:

Section 15. Electronic Services.
     (a) The Trustee may provide communications and services via electronic medium (“Electronic Services”), including, but not limited to, Fidelity Plan Sponsor WebStation, Client Intranet, Client e-mail, interactive software products or any other information provided in an electronic format. The Sponsor, its agents and employees agree to keep confidential and not publish, copy, broadcast, retransmit, reproduce, commercially exploit or otherwise redisseminate the data, information, software or services without the Trustee’s written consent.
     (b) The Sponsor shall be responsible for installing and maintaining all Electronic Services on its computer network and/or Intranet upon receipt in a manner so that the information provided via the Electronic Service will appear in the same form and content as it appears on the form of delivery, and for any programming required to accomplish the installation. Materials provided for Plan Sponsor’s intranet web sites shall be installed by the Sponsor and shall be clearly identified as originating from Fidelity. The Sponsor shall promptly remove Electronic Services from its computer network and/or Intranet, or replace the Electronic Service with an updated service provided by the Trustee, upon written notification (including written notification via facsimile) by the Trustee.
     (c) All Electronic Services shall be provided to the Sponsor without any express or implied legal warranties or acceptance of legal liability by the Trustee relative to the use of material or Electronic Services by the Sponsor. No rights are conveyed to any property, intellectual or tangible, associated with the contents of the Electronic Services and related material.

     (d) To the extent that any Electronic Services utilize Internet services to transport data or communications, the Trustee will take, and Plan Sponsor agrees to follow, reasonable security precautions; however, the Trustee disclaims any liability for interception of any such data or communications. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services, The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the electronic material after delivering it to the Plan Sponsor.
(2)	Amending the “investment options” portion of Schedule “A” by adding the following:
•	PIMCO Total Return Fund
(3)	Amending Schedule “B” by restating the first bullet point as follows:
     Other Fees: separate charges for optional non-discrimination testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions, from errors not caused by Fidelity, reports not contemplated in this Agreement, or extraordinary and/or duplicative expenses associated with electronic services. The Administrator may withdraw reasonable administrative fees from the Trust by written direction to the Trustee.
     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Third Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

THE SCOTTS COMPANY		FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Rosemary L. Smith 6/11/99	By:	/s/ Carolyn Redden	6/28/99

	Date		Vice President	Date